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                                                                    EXHIBIT 23.6



[MORGAN STANLEY LETTERHEAD]





We hereby consent to (i) the use of our opinion letter dated September 15, 1997 to the Board of Directors of Beacon Properties Corporation (the "Company") included as Annex II to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Beacon Properties, L.P. and EOP Operating Limited Partnership and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

MORGAN STANLEY REALTY INCORPORATED



By: /s/ Thomas A. Grier
   --------------------------------------------------
   Name: Thomas A. Grier
   Title: Principal

November 7, 1997